EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our Auditors’ report, dated March 26, 2010, accompanying the audited consolidated financial statements for the years ended December 31, 2009 and 2008 of Flexible Solutions International Inc. We hereby consent to the incorporation by reference of such report in the Company’s registration statement on Form S-8 (File # 333-139815) and the Company’s registration statement on Form S-3 (File # 333-158962).

Chartered Accountants

Vancouver, BC, Canada
March 30, 2010

CHARTERED ACCOUNTANTS & BUSINESS ADVISORS 2300 – 1055 DUNSMUIR STREET VANCOUVER, BC V7X 1J1 PH. (604) 685-8408 FAX (604) 685-8594 www.mnp.ca